CONTINUATION AND EXTENSION OF TERM OF

EMPLOYMENT AGREEMENT BETWEEN

JAKKS PACIFIC, INC. AND JOEL M. BENNETT

THIS AGREEMENT is entered into on February 18, 2014 by and between Joel M. Bennett (“Executive”) and JAKKS Pacific, Inc., a Delaware corporation (“JAKKS” or the “Company”).

WHEREAS, Executive and the Company entered into an Employment Agreement dated October 21, 2011 (the “Employment Agreement”); and

WHEREAS, the Term of the Employment Agreement expired on December 31, 2013 and Executive has continued to be employed by the Company as its Chief Financial Officer and Executive Vice President thereafter, and

WHERAS, Executive and the Company wish to renew and continue the Term of the Employment Agreement from January 1, 2014 and extend the Term as provided herein, and modify the Employment Agreement in the manner set forth herein without modifying, changing or otherwise amending any other provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.      Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Employment Agreement.

2.      Executive and Company agree that the Employment Agreement as modified hereby is deemed to have been renewed and continued from January 1, 2014 without interruption and the Term of the Employment Agreement is extended to and including December 31, 2015, subject to earlier termination on the terms and conditions provided in the Employment Agreement.

3.      Executive and Company confirm that Executive’s Base Salary as of December 31, 2013 was $450,000 and shall be increased to the annual rate of $460,000.00 as of January 1, 2014. Notwithstanding the provisions to the contrary of Section (a) of the Employment Agreement there shall be no minimum annual increase in the annual rate of Executive’s Base Salary, and any increase in Executive’s Base Salary shall require the approval of the Compensation Committee.

4.      The reference in Section 15(e) and Section 16(c) of the Employment Agreement to “December 31, 2013” is replaced with the words “the balance of the Term”.

5.      Except as expressly set forth herein, all other terms and provisions of the Employment Agreement as amended shall remain in full force and effect and unmodified hereby, and Executive shall be entitled to continue to receive all other benefits provided thereunder.

[Balance Of This Page Deliberately Left Blank Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

JAKKS PACIFIC, INC.

By:
Name: Stephen G. Berman
Title: President and Chief Executive Officer

Date:	February 18, 2014

EXECUTIVE:

Joel M. Bennett